EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2008, with respect to the consolidated financial statements of Amerex Group, Inc., included in its Annual Report of Form 10-KSB for the year ended December 31, 2007.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2006, except for paragraphs 4 and 5 of note 1 as to which the date is February 23, 2007, with respect to the consolidated financial statements of Amerex Group, Inc. for the period from inception (May 2, 2005) through December 31, 2005, and of our report dated June 23, 2006 with respect to the financial statements of Waste Express, Inc. for the period from January 1, 2005 through September 9, 2005 and the year ended December 31, 2004. Both of these reports are included in its Registration Statement on Form SB-2/A (No. 333-135685).

/s/ SARTAIN FISCHBEIN & CO.

Tulsa, Oklahoma
May 20, 2008